UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2010

NATURE’S CALL BRANDS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163077	27-1269503
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3120 S. Durango Drive, Suite 305, Las Vegas, NV 89117-4454
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 702-509-5049

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations. In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. Examples of forward-looking statements made in this report include statements about:

  Our future exploration programs and results;

  Our future capital expenditures; and

  Our future investments in and acquisitions of mineral resource properties.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

  risks and uncertainties relating to the interpretation of sampling results, the geology, grade and continuity of mineral deposits;

  risks and uncertainties that results of initial sampling and mapping will not be consistent with our expectations;

  mining and development risks, including risks related to accidents, equipment breakdowns, labor disputes or other unanticipated difficulties with or interruptions in production;

  the potential for delays in exploration activities; risks related to the inherent uncertainty of cost estimates and the potential for unexpected costs and expenses;

  risks related to commodity price fluctuations;

  the uncertainty of profitability based upon our limited history;

  risks related to failure to obtain adequate financing on a timely basis and on acceptable terms for our planned exploration project;

  risks related to environmental regulation and liability;

  risks that the amounts reserved or allocated for environmental compliance, reclamation, post-closure control measures, monitoring and on-going maintenance may not be sufficient to cover such costs;

  risks related to tax assessments;

  political and regulatory risks associated with mining development and exploration; and

  the risks in the section entitled “Risk Factors”.

Any of these risks could cause our company’s or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements contained in this report.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this report, the terms “we”, “us”, “ our” and “Nature’s Call” mean Nature’s Call Brands Inc. unless the context clear indicates otherwise.

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2010, we entered into an option agreement with Yale Resources Ltd. pursuant to which Yale Resources granted to our company an exclusive right and option to acquire undivided legal and beneficial interests of 70% in and to the mining concessions known as Los Amoles Property. The Los Amoles Property covers approximately 1,504.74 hectares and is located in Sonora State, Mexico.

The option is to be exercised on or before December 1, 2013 and we may exercise the option by performing, paying or issuing the following:

(a)	making $50,000 in payments to Yale Resources prior to December 1, 2013 as follows:

	(i)	$25,000 upon the signing of the letter of intent dated October 4, 2010 (paid); and

	(ii)	an additional $25,000 upon signing of the option agreement;

(b)	incurring or funding a total of $900,000 in expenditures on the Los Amoles Property prior to December 1, 2013 as follows:

	(i)	$200,000 on or before the first anniversary of the date of the option agreement ($100,000 of which are to be advanced within 6 months of the date of the option agreement);

	(ii)	an additional $300,000 on or before the second anniversary of the date of the option agreement; and

	(iii)	an additional $400,000 on or before the third anniversary of the date of the option agreement;

Yale Resources agreed to expend these funds as an operator pursuant to an agreed budget, however if the option agreement is terminated by our company prior to $100,000 of these expenditures having been incurred, we and Yale Resources agreed that Yale Resources would retain any unspent funds;

(c)	issuing shares of our common stock to Yale Resources totaling 1,000,000 shares prior to December 1, 2013 as follows:

	(i)	200,000 shares on signing of the option agreement;

	(ii)	an additional 200,000 shares on or before the sixth month anniversary of the date of the option agreement;

	(iii)	an additional 200,000 shares on or before the first anniversary of the date of the option agreement;

	(iv)	an additional 200,000shares on or before the second anniversary of the date of the option agreement; and

	(v)	an additional 200,000 shares on or before the third anniversary of the date of the option agreement.

Yale Resources is to be the operator for all expenditures on the Los Amoles Property to be incurred by our company pursuant to the exercise of the option. Yale Resources agreed to expend expenditures only pursuant to a budget as approved by our company in advance. We and Yale Resources agreed that Yale Resources will charge a 15% management fee on all of these expenditures. We and Yale Resources agreed that these management fee payments will be credited towards the $900,000 in expenditures referenced above.

Upon the exercise of the option and the payment of all required consideration, we would own an undivided 70% interest in the Los Amoles Property as tenants in common, with a 30% participating interest to be retained by Yale Resources. Also upon our acquisition of our 70% interest in the Los Amoles Property, we and Yale Resources agreed to bear the cost of further exploration and development in proportion to the respective interests in the Los Amoles Property on a joint venture basis.

FORM 10 INFORMATION

Business

Overview

We were incorporated in the State of Nevada on December 3, 2007. Our plan after our inception on December 3, 2007 was to become a wholesaler of water filtration systems manufactured in North America for sale and distribution in the emerging markets of Russia and other Eastern European countries. Once Robbie Manis became our sole officer, we started reconsidering our plans for development of our business.

Effective October 12, 2010, our articles of incorporation were amended to increase our authorized capital from 75,000,000 shares of common stock with a par value of $0.001 per share to 500,000,000 shares of common stock with a par value of $0.001 per share.

In November 2010, we effected a forward split, payable by way of the declaration of a share dividend on the issued and outstanding shares of our common stock, to be paid by the issuance of 20 additional shares for each issued and outstanding share held by stockholders of record as of November 7, 2010.

Los Amoles Property

On October 4, 2010, we entered into a letter of intent with Yale Resources Ltd., whereby Yale Resources has agreed to grant us an option to acquire a 70% interest in its wholly owned Los Amoles Property located in the municipality of Villa Hidalgo, Sonora State, Mexico, subject to the entering into of a definitive agreement.

On November 26, 2010, we entered into a definitive option agreement with Yale Resources Ltd. pursuant to which Yale Resources granted to our company an exclusive right and option to acquire undivided legal and beneficial interests of 70% in and to the mining concessions known as Los Amoles Property. The Los Amoles Property covers approximately 1,504.74 hectares and is located in Sonora State, Mexico.

The option is to be exercised on or before December 1, 2013 and we may exercise the option by performing, paying or issuing the following:

(a)	making $50,000 in payments to Yale Resources prior to December 1, 2013 as follows:

	(i)	$25,000 upon the signing of the letter of intent dated October 4, 2010 (paid); and

	(ii)	an additional $25,000 upon signing of the option agreement;

(b)	incurring or funding a total of $900,000 in expenditures on the Los Amoles Property prior to December 1, 2013 as follows:

	(i)	$200,000 on or before the first anniversary of the date of the option agreement ($100,000 of which are to be advanced within 6 months of the date of the option agreement);

	(ii)	an additional $300,000 on or before the second anniversary of the date of the option agreement; and

	(iii)	an additional $400,000 on or before the third anniversary of the date of the option agreement;

Yale Resources agreed to expend these funds as an operator pursuant to an agreed budget, however if the option agreement is terminated by our company prior to $100,000 of these expenditures having been incurred, we and Yale Resources agreed that Yale Resources would retain any unspent funds;

(c)	issuing shares of our common stock to Yale Resources totaling 1,000,000 shares prior to December 1, 2013 as follows:

	(i)	200,000 shares on signing of the option agreement;

	(ii)	an additional 200,000 shares on or before the sixth month anniversary of the date of the option agreement;

	(iii)	an additional 200,000 shares on or before the first anniversary of the date of the option agreement;

	(iv)	an additional 200,000shares on or before the second anniversary of the date of the option agreement; and

	(v)	an additional 200,000 shares on or before the third anniversary of the date of the option agreement.

Yale Resources is to be the operator for all expenditures on the Los Amoles Property to be incurred by our company pursuant to the exercise of the option. Yale Resources agreed to expend expenditures only pursuant to a budget as approved by our company in advance. We and Yale Resources agreed that Yale Resources will charge a 15% management fee on all of these expenditures. We and Yale Resources agreed that these management fee payments will be credited towards the $900,000 in expenditures referenced above.

Upon the exercise of the option, we would own an undivided 70% interest in the Los Amoles Property as tenants in common, with a 30% participating interest to be retained by Yale Resources. Also upon our acquisition of our 70% interest in the Los Amoles Property, we and Yale Resources agreed to bear the cost of further exploration and development in proportion to the respective interests in the Los Amoles Property on a joint venture basis.

Cerro Caliche Project

Effective October 27, 2010, we entered into a letter of intent with two Mexican resident individuals pursuant to which these vendors agreed to grant us an option to acquire a 100% interest in certain mining properties representing the Cerro Caliche project located in the municipality of Cucurpe, Sonora State, Mexico, subject to the parties’ entering into a definitive agreement. Under the terms of the letter of intent, to exercise the option, we are required to pay several cash installments aggregating $2 million as detailed below:

(a)	a non-refundable amount of $5,000 within 72 hours of signing the letter of intent (paid);

(b)	an additional $64,000 within seven days of execution of a definitive agreement;

(c)	an additional $50,000 within six months of execution of a definitive agreement;

(d)	an additional $50,000 within twelve months of execution of a definitive agreement;

(e)	an additional $50,000 within eighteen months of execution of a definitive agreement;

(f)	an additional $100,000 within twenty-four months of execution of a definitive agreement;

(g)	an additional $200,000 within thirty months of execution of a definitive agreement;

(h)	an additional $200,000 within thirty-six months of execution of a definitive agreement;

(i)	an additional $250,000 within forty-two months of execution of a definitive agreement; and

(j)	an additional $1,031,000 within forty-eight months of execution of a definitive agreement.

Closing of the transactions contemplated in this letter of intent is subject to a number of conditions including the parties’ entry into a definitive agreement for the acquisition of the claims within 60 days of the date of execution of the letter of intent and completion of the parties’ respective due diligence. There is no assurance that the transaction will be completed as planned or at all.

Our Current Business

With the entry into the option agreement with respect to the Los Amoles Property, we abandoned our efforts as a wholesaler of water filtration systems, and we are focusing our efforts in the mineral exploration. Our business plan is to proceed with the exploration of the Los Amoles Property located in the municipality of Villa Hidalgo, Sonora State, Mexico. The proposed work program for the first year is as follows:

The exploration and development work during the initial twelve month period following the execution of the option agreement is expected to be performed by Minera Alta Vista S.A. de C.V., the Mexican subsidiary of the optionor, Yale Resources Ltd.

The initial phase is expected to take one and a half to three months and entail an expenditure of approximately $40,000. We anticipate that the specific work to be undertaken will include:

  Detailed mapping of the El Rosario target area;
  Trenching and chip sampling of El Rosario target area;
  Prospecting of the remainder of the property; and
  Compilation and report writing.

The second phase is expected to take a further two to three months and entail an overall expenditure of approximately $60,000. We anticipate that the specific work to be undertaken will include:

  Follow-up detailed sampling and mapping;
  Geophysics (Induced Polarization chargeability and resistivity as well as mag); and
  Compilation and report writing.

The third phase is similarly expected to take two to three months and entail an aggregate expenditure of approximately $100,000. During this phase, we anticipate that drilling of 1,000 metres will be undertaken and data will be compiled and committed to a more fulsome and detailed report.

Mineral property exploration is typically conducted in phases. We have not yet commenced the initial phase of exploration on our Los Amoles Property. Once we complete each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.

Our plan of operation is to carry out exploration work on our Los Amoles property in order to ascertain whether it possesses commercially exploitable quantities of gold, silver, and other metals. We intend to primarily explore for gold and silver but if we discover that our mineral property holds potential for other minerals that our management determines are worth exploring further, then we intend to explore for those other minerals. We will not be able to determine whether or not the property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work indicates economic viability.

We have generated minimal revenues and have incurred losses since inception. Furthermore, we have been issued a going concern opinion by our auditors and rely upon the sale of our securities as well as borrowings to fund operations. Accordingly, we will be dependent on future additional financing in order to seek other business opportunities in the mining industry or new business opportunities. We are considered an exploration stage company as we are involved in the examination and investigation of the mineral property that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on our property, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

We also compete with other mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration companies. The presence of competing mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors. We also compete with other mineral resource exploration companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Government Regulations

In Mexico, mineral resources belong to the Mexican nation and all mining activity requires a concession from the federal government. A concession is granted over free land, pursuant to the first in time, first right principle, which establishes that the first person to request a concession over a portion of land will have the right to the same, provided all other requirements under the Mining Law of Mexico and its associated regulations are met.

A concession owner can perform:

  exploration works on the ground to identify mineral deposits and quantifying and evaluating economically viable reserves and accordingly perform work to develop areas containing mineral deposits; and

  exploitation works to detach and extract minerals from such deposits.

Only Mexican nationals or legal entities incorporated under Mexican law may hold concessions, although there are no restrictions on foreign ownership of such entities. Mining concessions are granted for 50 years, and can be renewed for another 50 years. The main obligations to keep them are the semi-annual payment of mining duties (taxes), based on the surface area of the concession, and the performance of work in the areas covered by the concessions, which is evidenced by minimum expenditures or by the production of ore.

In connection with mining and exploration activities in the Los Amoles Property, we and the operator, Minera Alta Vista S.A. de C.V., are subject to extensive Mexican federal, state and local laws and regulations governing the protection of the environment, including laws and regulations relating to protection of air and water quality, hazardous waste management and mine reclamation as well as the protection of endangered or threatened species.

Currently, we and Minera Alta Vista are not required to submit any environmental impact statement to the Mexican government for our proposed three phase exploration program on the Los Amoles Property because exploration activities such as mapping and sampling do not require the preparation of the environmental impact statement. However, if, after we and Minera Alta Vista conduct our three phase exploration program on the Los Amoles Property, we decided to conduct a full drilling program, we expect that we and Minera Alta Vista will have to prepare the environmental impact statement to be submitted to the Mexican government, which will describe the anticipated environmental impact of our planned drilling program, as well as outlining our planned actions to minimize any potential environmental damage. Studies required to support the environmental impact statement include a detailed analysis of the area, among others: soil, water, vegetation, wildlife, cultural resources and socioeconomic impacts.

In reviewing the environmental impact statement, the Mexican government looks at potential impact on national Mexican environment, as well as reviewing for local concerns such as proximity to water supplies or potential interference with local farms. The Mexican government has ten days to respond after we and Minera Alta Vista file the environmental impact statement, and if it does not respond, authorization is deemed to have been granted. If the Mexican government does respond, then the time within which authorization will be granted can be increased to six to twelve months or longer. It is also possible that no authorization will be granted if the Mexican government is not satisfied that appropriate measure will be taken to protect the environment.

Employees

At present, we have no employees. We currently operate with one executive officer, who provides his services to our company pursuant to a consulting agreement.We anticipate that we will be conducting most of our business through agreements with consultants and third parties.

Intellectual Property

We do not own, either legally or beneficially, any patents or trademarks.

Risk Factors

In addition to other information in this report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Associated with Mining

All of our mineral properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral resource on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, our business could fail.

We have not established that our mineral properties contain any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business could fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of the Securities and Exchange Commission’s Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any ‘reserve’ and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop our properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

We engage in our operations through a venture that we do not control. We may not be able to materially affect the cost or success of that venture.

Pursuant to our option agreement with Yale Resources Ltd., the exploration and development work on our Los Amoles Property is expected to be performed by Minera Alta Vista S.A. de C.V., the Mexican subsidiary of the optionor, Yale Resources. As the operator, Yale Resources makes most of the decisions about the exploration and development of this project. We cannot assure you that Yale Resources or its subsidiaries, affiliates, agents or management will make decisions concerning this project that are reasonable, profitable or in our best interest.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labour standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

There can be no assurance that we can comply with all material laws and regulations that apply to our activities. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

If we establish the existence of a mineral resource on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource, and our business could fail.

If we do discover mineral resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, either from the sale of our mineral resource properties or from the extraction and sale of precious and base metals such as gold and silver. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will be successful in acquiring mineral claims. If we cannot acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and acquire mineral resource properties, we will not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

If our costs of exploration are greater than anticipated, then we may not be able to complete the exploration program for our Los Amoles Property without additional financing, of which there is no assurance that we would be able to obtain.

We are proceeding with the initial stages of exploration on our Los Amoles Property. Our exploration program outlines a budget for completion of the program. However, there is no assurance that our actual costs will not exceed the budgeted costs. Factors that could cause actual costs to exceed budgeted costs include increased prices due to competition for personnel and supplies during the exploration season, unanticipated problems in completing the exploration program and delays experienced in completing the exploration program. Increases in exploration costs could result in our not being able to carry out our exploration program without additional financing. There is no assurance that we would be able to obtain additional financing in this event.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

We have not commenced the initial stage of exploration of our mineral property, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of gold, silver or other valuable minerals on our Los Amoles Property. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of gold, silver or other valuable minerals in our mineral property. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. In the course of carrying out exploration of our Los Amoles Property, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in this offering.

Because access to our mineral property is often restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

Access to the mineral property is restricted to the period between August to March of each year because the period between April and July are typically rainy season in the area. We and Minera Alta Vista can attempt to visit, test or explore our mineral property only when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as in mining and production in the event that commercial amounts of minerals are found. Such delays can cause our business to fail.

As we undertake exploration of our mineral property, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program, which could increase our expenses.

We will be subject to the mining laws and regulations in Mexico as we carry out our exploration program. We will be required to pay mining taxes to the Mexican government. We will be required to prove our compliance with relevant Mexican environmental and workplace safety laws, regulations and standards by submitting receipts showing the purchase of equipment used for workplace safety or the prevention of pollution or the undertaking of environmental remediation projects before we are able to obtain drilling permits. If our exploration activities lead us to make a decision to go into mining production, before we initiate a major drilling program, we will have to obtain an environmental impact statement authorization. This could potentially take more than 10 months to obtain and could potentially be refused. New regulations, if any, could increase our time and costs of doing business and prevent us from carrying out our exploration program. These factors could prevent us from becoming profitable.

Because our executive officer has limited experience in mineral exploration and does not have formal training specific to the technicalities of mineral exploration, there is a higher risk that our business will fail.

Our executive officer has limited experience in mineral exploration and does not have formal training as a geologist or in the technical aspects of management of a mineral resource exploration company. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan for the exploration of our mineral property. With no direct training or experience in these areas, our management may not be fully aware of many of the specific requirements related to working within this industry. Our decisions and choices may not take into account standard engineering or managerial approaches mineral resource exploration companies commonly use. Consequently, the lack of training and experience of our management in this industry could result in management making decisions that could result in a reduced likelihood of our being able to locate commercially exploitable reserves on our mineral property with the result that we would not be able to achieve revenues or raise further financing to continue exploration activities. In addition, we will have to rely on the technical services of others with expertise in geological exploration in order for us to carry out our planned exploration program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail.

Because our executive officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.

Robbie Manis, our sole director and officer, devotes approximately 30% of his working time on providing management services to us. If the demands on our executive officer from his other obligations increase, he may no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

Risks Related to Our Company

We have a limited operating history on which to base an evaluation of our business and prospects.

We have been in the business of exploring mineral resource properties since November 2010 and we have not yet located any mineral reserve. As a result, we have never had any revenues from our mining operations. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. We have no way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do that we will be able to build or operate a mine successfully. We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our properties. We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

The fact that we have not earned any significant operating revenues since our incorporation raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any significant revenue from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and we build and operate a mine. At August 31, 2009, we had working capital deficit of $30,160. We incurred a net loss of $37,531 for the nine months ended August 31, 2009, $19,366 for the year ended November 30, 2009, and $66,660 since inception. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our exploration programs are successful in discovering reserves of commercial tonnage and grade, we will require significant additional funds in order to place the Los Amoles Property into commercial production.Should the results of our planned exploration require us to increase our current operating budget, we may have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months. As we cannot assure a lender that we will be able to successfully explore and develop our mineral properties, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral properties, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

These circumstances lead our independent registered public accounting firm, in their report dated January 15, 2010, to comment about our company’s ability to continue as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. These conditions raise substantial doubt about our company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence. We continue to experience net operating losses.

All of our assets and our sole director and officer are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole director and officer.

All of our assets are located outside the United States.. In addition, our sole director and officer is a national and/or resident of a country other than the United States, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole director and officer, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or our sole director and officer.

Risks Associated with Our Common Stock

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 500,000,000 shares of common stock with a par value of $0.001 per share. Our board of directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Although our common stock is currently quoted on the OTC Bulletin Board, relatively few of our shares have been purchased or sold on that market. Even when a more active market is established, trading through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We do not intend to pay cash dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. Because we do not intend to declare cash dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Trading of our stock is restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-

dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

DESCRIPTION OF PROPERTIES

Principal Office

Our principal office is located at 3120 S. Durango Drive, Suite 305, Las Vegas, NV 89117-4454. Our telephone number is (702) 509-5049. Our sole officer and director has enabled us to make use of the office space at no cost to us and with no lease commitment. We believe that the condition of our principal office is satisfactory, suitable and adequate for our current needs.

Our Mineral Properties

The Los Amoles Property

Description of Property, Location, Means and Access

On November 26, 2010, we entered into an option agreement with Yale Resources Ltd. pursuant to which Yale Resources granted to our company an exclusive right and option to acquire undivided legal and beneficial interests of 70% in and to the mining concessions known as Los Amoles Property. Yale Resources owns a 100% interest in the Los Amoles Property. For more information regarding the option agreement and plan of operation with respect to the Los Amoles Property, please see “Business.”

The Los Amoles Property is without known reserves and the proposed program is explanatory in nature.

The Los Amoles Property covers approximately 1,504.74 hectares and is located in approximately 150 kilometers northeast of the Hermosillo, Sonora State, Mexico. The following map shows the location of the Los Amoles Property:

Access to the Los Amoles Property from Hermosillo is via paved roads to the town of Nacozari and by gravel roads from Nacozari. Total time required to access the property from Hermosillo is approximately 3.5 hours.

Bi-Annual Taxes Payable on the Los Amoles Property

The following table shows the estimated bi-annual taxes payable on the Los Amoles Property during the length of the option agreement (to be borne by our company) and included in the expenditures to be made by our company pursuant to the option agreement.

Year	Period	Amount
2011	1st Semester	$667
	2nd Semester	$667
2012	1st Semester	$998
	2nd Semester	$998
2013	1st Semester	$998
	2nd Semester	$998

Climate, Local Resources, Infrastructure And Physiography

The climate within the property area is semi-arid, typical of higher elevations in the Sonoran desert. Seasonal rains occur between April and July.

The property area forms part of the Sierra El Jucaral, a north by northwest trending mountain range on the western fringe of the Sierra Madre de Occidental. Elevations range between 1,140 and 1,690 meters a.s.l. within the property area. The hillsides are moderately steep and thinly forested by scrub oak trees. There are local brushy areas along creek valleys, but most of the property area is open and grass-covered between the oak trees.

Rock outcrop is exposed over approximately 10 to 20 percent of the Los Amoles Property area.

There are several old access roads though the southern portion of the property that are currently impassable with a vehicle. Minor work is required to make them passable again, which would significantly improve the access to the main area of interest within the property.

History of Exploration

The history of work conducted on the Los Amoles Property prior to Yale Resources is unknown at this time

Historically, this area has been mined by small miners and prospectors. All prior production in this area is assumed to have been mainly grass-roots, small family operations. Yale Resources acquired the Los Amoles Property in April 2010 and conducted an initial field program in 2010.

The primary target area was a 1,100 meter wide zone that contains at least 20 historic workings. These workings exploited a series of sub-parallel northeast trending veins and vein-sets. One of the principal workings in the area, the El Rosario mine, has a greater than 100 meter deep shaft and a drift that is greater than 70 meters long. In addition to the historic workings, the first field visit encountered a drill site for a reverse circulation drill hole. The date, values, total number of holes as well as the company that drilled the holes are unknown at this time.

Historic maps show at least 10 other historical workings within the remainder of the property. We anticipate that these areas will be investigated during subsequent field programs.

This initial field program, consisting of only 25 samples, concentrated within the Mina Rosales area, which measures approximately 3.0 kilometers by 1.1 kilometers and contains greater than 30 historic workings. These workings exploited a series of at least 12 sub-parallel northeast trending veins and vein-sets. One of the principal workings in the area, the Rosales mine, has a greater than 100 meter deep shaft and a drift that is greater than 70 meters long.

Yale Resources conducted a follow-up sampling at the Los Amoles Property.

Geological Setting and Mineralization

The Mina Rosales area coincides with a regional magnetic anomaly. In addition, the entire area forms a large color anomaly, which is indicative of the oxidation of metals.

At Los Amoles within the Mina Rosales area, personnel of Yale Resources sampled mineralized dumps from 16 workings within an area measuring 1.0 by 2.5 kilometers. The mineralization within the dumps is characteristic of epithermal veins with varying percentages of sulphides consisting primarily of pyrite and arsenopyrite with some locations containing local chalcopyrite and sphalerite.

The Los Amoles Property is within the Cananea district of northern Sonora. A wide variety of sedimentary, igneous and metamorphic rocks of various ages occur in the region; the geologic history of this region is relatively complex.

The oldest rock units within the property region are gneisses of Early Proterozoic age that belong to the Bamori Metamorphic Complex, which formed as a result of the Mazatazal Orogeny. These gneisses occur in the vicinity of the property and have not been identified property area yet. Granite of Proterozoic age is also exposed in the property.

The next youngest rocks are extensive sedimentary and volcanic rocks of Jurassic age. These include rhyolite and sandstone of possible Early Jurassic age and younger sandstone, siltstone, argillite and minor limestone of Late Jurassic age; andesite flows are locally interstratified with the Late Jurassic sedimentary rocks. Late Jurassic sandstone hosts most of the gold and silver occurrences northeast of Cucurpe.

The stratified rock units are intruded by a large body of granodiorite and granite of Late Cretaceous and Early Tertiary age known as the Laramide Batholith.

Regional deformation has resulted in numerous faults crosscutting the Los Amoles Property area. Most of these faults have likely been reactivated at different times. Regional-scale, northerly trending normal faults indicate that east-west crustal extension has occurred since the Tertiary Period.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our management’s discussion and analysis of financial condition and results of operations provides a narrative about our financial performance and condition that should be read in conjunction with the audited financial statements for the year ended November 30, 2009 and the period from our inception on December 3, 2007 to November 30, 2008 are available in our registration statement on Form S-1/a filed with the Securities and Exchange Commission on February 18, 2010 and unaudited financial statements for the nine month periods ended August 31, 2010 and 2009 are available in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on October 13, 2010 and related notes thereto included in such filings. This discussion contains forward-looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this report titled “Cautionary Statement Concerning Forward-Looking Information” and “Risk Factors”.

Overview

We are a mineral resource exploration company. Our plan of operation is to carry out exploration work on our Los Amoles property in order to ascertain whether it possesses commercially exploitable quantities of gold, silver, and other metals. We intend to primarily explore for gold and silver but if we discover that our mineral property hold potential for other minerals that our management determines are worth exploring further, then we intend to explore for those other minerals. We will not be able to determine whether or not the property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work indicates economic viability.

According to our plan of operation, we estimate our cash needs for the next 12 months to be as follows:

Estimated Funding Required During the Next 12 Months
Expenses	Amount
Mineral exploration expenses	$200,000
Cash portion of Los Amoles Option	$25,000
Professional fees	$50,000
General and administrative expenses	$100,000
Total	$375,000

We have no ongoing revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations. Accordingly, we will be dependent on future additional financing in order to seek other business opportunities in the mining industry or new business opportunities. We are considered an exploration stage company as we are involved in the examination and investigation of the mineral property that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on our property, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Results of Operations

We were incorporated in the State of Nevada on December 3, 2007. Our plan after our inception on December 3, 2007 was to become a wholesaler of water filtration systems manufactured in North America for sale and distribution in the emerging markets of Russia and other Eastern European countries. Once Robbie Manis became our sole officer, we started reconsidering our plans for development of our business and on November 26, 2010, we entered into an option agreement with Yale Resources Ltd. pursuant to which Yale Resources granted to our company an exclusive right and option to acquire undivided legal and beneficial interests of 70% in and to the mining concessions known as Los Amoles Property. With the entry into this option agreement, we abandoned our efforts as a wholesaler of water filtration systems, and we are focusing our efforts in the mineral exploration.

From Inception on December 3, 2007, through November 30, 2009

During the period from December 3, 2007 (inception), through November 30, 2009, we hired consultants in the areas of bookkeeping and accounting. We also retained an attorney in relation to the registration statement on Form S-1, and an auditor to audit our financial statements. We have generated $11,254 in revenues from sales of countertop reverse osmosis water treatment systems and incurred $29,129 in losses since inception. As of November 30, 2009, we incurred $32,197 in cumulative operating costs including $13,500 for accounting and audit fees; $5,200 for consulting, $3,476 for general and administrative expenses; $775 for organization costs; $722 for rent; $4,088 for legal fees; and $4,436 for travel and promotion.

For the nine months ended August 31, 2010 compared to the nine months ended August 31, 2009

We have not generated any revenues during the nine months ended August 31, 2010, and 2009.

General and administrative expenses for the nine-month period ended August 31, 2010, were $37,531 compared to $5,596 for the period ended August 31, 2009. The increase was primarily attributable to increases in professional of

$12,700, management fees of $1,800, transfer agent fees of $12,886 as well as an increase of $4,611 in other general and administrative expenses.

We did not record an income tax benefit for a pre-tax loss from continuing operations for the current year period because a deferred tax asset that is associated with this benefit is totally reserved for as we do not have a sufficient history of income to conclude that it is more likely than not that we will be able to realize all of our tax benefits in the near future, and therefore a valuation allowance was established in the full value of the deferred tax asset.

Liquidity and Capital Resources

We have incurred $66,660 in operating losses since inception. As of August 31, 2010, we had $39 in cash compared to $620 at November 30, 2009 and $283 at November 30, 2008. As of August 31, 2010, we had a working capital deficiency of $30,160, compared to a working capital deficiency of $23,129 as of November 30, 2009 and $8,763 as of November 30, 2008.

During the year ended November 30, 2009, a director of our company provided $2,689 to us in cash advances for operating capital.

Net cash used in operating activities for the nine months ended August 31, 2010 was $45,835, compared with net cash used of $3,731 for the prior year period. The majority of the increase in net cash used was due to an increase in operating losses due to higher operating expenses. No cash was used in investing activities during the nine months ended August 31, 2010 and 2009.

Net cash provided by financing activities for the nine months ended August 31, 2010 was $45,254, compared to net cash provided by financing activities in the prior year period of $7,889. On March 2, 2010, our registration statement on the Form S-1/A filed with the Securities and Exchange Commission was declared effective. During the nine months ended August 31, 2010, we sold 3,050,000 common shares at $0.010 per share for total proceeds of $30,500 pursuant to this registration statement.

In addition, $14,754 cash provided by financing activities during the nine months ended August 31, 2010, consisted of loans from related parties:

(a)

During the nine month period ended August 31, 2010, a director of our company provided a $15,000 loan to us. The loan was payable on demand, was unsecured, bore interest at a rate of 5.65% per annum and was due on or after January 22, 2011. We repaid a portion of the loan in the third quarter of 2010 resulting in a remaining principal balance owing of $9,800 together with $454 of accrued and unpaid interest.This amount has since August 31, 2010 been forgiven and is no longer due.

(b)

The former President and the Chief Financial Officer of our company provided management services to us. During the nine months ended August 31, 2010 management services of $4,500 (November 30, 2009 - $1,500) were charged to operations.

On October 1, 2010, we entered into a loan agreement with Troon Investments pty Ltd. whereby Troon loaned our company $150,000 at an interest rate of 5% per annum, compounded monthly, payable starting on October 12, 2011. The loan was due on October 12, 2011, but was subject to renewal by mutual agreement.

On October 13, 2010, we entered into a loan agreement with Graeme Renton whereby Mr. Renton loaned our company $150,000 at an interest rate of 5% per annum, compounded monthly, payable starting on October 12, 2011. The loan was due on October 12, 2011, but was subject to renewal by mutual agreement.

On November 17, 2010, we issued 3,000,000 shares of common stock of our company to two subscribers at a price of $0.10 per share for gross proceeds of $300,000. The proceeds were used to pay outstanding loans in the aggregate amount of $300,000 owing to the subscribers.

We must raise additional funds or achieve profitable operations in order to continue as going concern. We may not be successful in our efforts to raise additional funds. Even if we are able to raise additional funds through the sale of our securities or through the issuance of debt securities, or loans from our director or financial institutions our cash needs could be greater than anticipated in which case we could be forced to raise additional capital. At the present time, we have no commitments for any additional financing, and there can be no assurance that, if needed, additional capital will be available to us on commercially acceptable terms or at all. These conditions raise substantial doubt as to our ability to continue as a going concern, which may make it more difficult for us to raise additional capital when needed. If we cannot get the needed capital, we may not be able to become profitable and may have to curtail or cease our operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 26, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current director and our named executive officers (as defined in the “Executive Compensation” section below) and our current executive officers and by our current directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
Common Stock	Robbie Manis 346 Lazard Avenue Mount Royal, QC H3R 1P3	18,000,000 Direct	21.1%
Common Stock	Andrian Burenta KV.150-D.9 Ul.Druzbi Dubkimoscow Obl.	Nil Direct	0%
Common Stock	Inga Cebanu Ul.Slavyanski Blvd. D.5K.1 Moscow 121352	Nil Direct	0%
Common Stock	Directors and Executive Officers as a Group(1 persons)(3)	18,000,000 Direct	21.1%

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.

(2)	Based on 85,250,000 shares of common stock issued and outstanding as of November 26, 2010.

(3)

Does not include Andrian Burenta, who resigned as our President and Chief Executive Officer on September 3, 2010 and a director of our company on September 15, 2010 and Inga Cebanu, who resigned as our Secretary, Treasurer, and Chief Financial Officer on September 3, 2010 and a director of our company on September 15, 2010.

Changes in Control

Pursuant to the terms of the affiliate stock purchase agreement dated September 3, 2010 between Robbie Manis with Andrian Burenta, Inga Cebanu and Pavel Krykov, Mr. Manis purchased 6,000,000 shares of our common stock from the following persons:

Andrian Burenta	2,500,000 shares
Inga Cebanu	1,000,000 shares
Pavel Krykov	2,500,000 shares

The purchase price of the shares was $60,000, which was paid in cash and by the personal funds of Mr. Manis.

On November 17, 2010, as consideration for the conversion of debt to equity (converting the loans in the amount of $300,000 into 3,000,000 shares of our common stock at a price of $0.10 per share by two lenders), and in further consideration of the lenders agreeing to invest further equity in our company in future should the need arise, Mr. Manis agreed to cancel 108,000,000 of his restricted shares of our common stock. The cancellation was effective as of November 26, 2010. As a result of this share cancellation, Mr. Manis’ ownership of outstanding shares of our common stock was decreased to approximately 21.1% from approximately 65.2% .

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

Directors and Executive Officers

The following individual serves as the director and executive officer of our company.

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Robbie Manis	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Director	42	September 3, 2010

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Robbie Manis

Mr. Manis has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and a director of our company since September 3, 2010. Mr. Manis is a seasoned finance professional. Since 2006, he has served as the Chief Financial Officer and director of Big Stick Media Corporation (“BSM”). In this role, Mr. Manis has overseen all aspects of BSM’s financial and reporting obligations, its fund raising efforts, liaison with its public shareholders and regulatory responsibilities. Prior to his involvement with BSM, Mr. Manis was engaged in a number of financial capacities including project finance, structured finance, private equity and taxation.

We believe Mr. Manis is qualified to serve as our sole officer and director because he brings significant background as well as business and public company experience to our company.

Term of Office

Directors of our company hold office until the annual meeting of the stockholders next succeeding his or her election, or until his or her prior death, resignation or removal. Executive officers of our company hold office until the annual meeting of our board of directors next succeeding his or her election, and until his or her succession has been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

During the past ten years, our director and executive officer has not been involved in any of the following events:

  a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

  being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business;

  being found by a court of competent jurisdiction, in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

  being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

General

The particulars of the compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended November 30 2009; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended November 30, 2009, whom we will collectively refer to as the named executive officers of our company, for our year ended November 30, 2009, are set out in the following summary compensation table.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Andrian Burenta Former President, Chief Executive Officer and Director(1)	2009	-	-	-	-	-	-	1,750(2)	1,750(2)
Inga Cebanu Former Secretary, Treasurer, Chief Financial Officer and Director(3)	2009	-	-	-	-	-	-	750(4)	750(4)

(1)	Andrian Burenta was our President and Chief Executive Officer from December 3, 2007 to September 3, 2010 and a director of our company from December 3, 2007 to September 15, 2010.

(2)

Mr. Burenta provided management services to our company as per unwritten arrangement with our company. These services included: overseeing daily operations; corresponding with customers, vendors, professional firms and regulatory authorities; identifying potential products for our portfolio; and monitoring our company’s reporting and compliance activities. During the year ended November 30, 2009, management services of $1,750 were charged to operations.

(3)	Inga Cebanu was our Secretary, Treasurer and Chief Financial Officer from August 2008 to September 3, 2010 and a director of our company from August 2008 to September 15, 2010.

(4)	Mrs. Cebanu provided management services to our company. During the year ended November 30, 2009 management services of $750 were charged to operations.

Employment or Consulting Arrangements

Effective October 15, 2010, we entered into a consulting agreement with 1367826 Ontario Limited and Robbie Manis, pursuant to which 1367826 Ontario Limited is to provide certain consulting services as well as to make its president, Robbie Manis, available to perform the duties of Chief Executive Officer, Secretary and Treasurer of our company. In this capacity, Mr. Manis is expected to fulfill all senior officer duties as required by our company including sourcing and implementing new business opportunities, raising financing reasonably required from time to time by our company, coordinating all required accounting, reporting and disclosure and fulfilling any other needed administrative functions. As consideration for the performance of the consulting services under the agreement, we agreed to pay 1367826 Ontario Limited the sum of $5,000 per month for the duration of the agreement, exclusive of any applicable sales tax.The agreement is for an indefinite period unless terminated by either party with sixty days advance written notice to the other party.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Director Compensation

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Pavel Krykov Director(1)	2009	-	-	-	-	-	-	2,700(2)	2,700(2)

(1)	Pavel Krykov was a director of our company from December 24, 2008 to September 15, 2010.

(2)

Mr. Krykov provided consulting services to our company as per unwritten arrangement with our company. These services included: corresponding with customers, vendors and professional firms. During the year ended November 30, 2009, we incurred $2,700 in consulting fees with Mr. Krykov.

Other than our consulting agreement dated October 15, 2010 with 1367826 Ontario Limited and Robbie Manis, we have no formal plan for compensating our directors for their services in their capacity as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons, Promoters, and Certain Control Persons

Except as set out below, since our inception on December 3, 2007, there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years ($1,206.50), and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

The former President and the former Chief Financial Officer of our company provide management services to our company. During the year ended November 30, 2009, management services of $2,500 (November 30, 2008 - $Nil) were charged to operations. During the nine months ended August 31, 2010, management services of $2,250 were charged to operations.

A former director of our company provided consulting services to our company. During the year ended November 30, 2009, consulting services of $2,700 (November 30, 2008 - $Nil) were charged to operations. During the nine months ended August 31, 2010, consulting services of $2,250 were charged to operations.

As of August 31, 2010, we owed to former directors of our company $7,643 (November 30, 2009 -$2,689) for management and consulting services provided to our company. Such amounts were unsecured, non-interest bearing and had no terms for repayment. This amount has since August 31, 2010 been forgiven and is no longer due.

During the nine month period ended August 31, 2010, a then director of our company provided a $15,000 loan to our company. The loan was payable on demand, was unsecured, bore interest at a rate of 5.65% per annum and was due on or after January 22, 2011. We repaid a portion of the loan in the third quarter of 2010 resulting in a remaining principal balance owing of $9,800 together with $454 of accrued and unpaid interest. This amount has since August 31, 2010 been forgiven and is no longer due.

On November 17, 2010, as consideration for the conversion of debt to equity (converting the loans in the amount of $300,000 into 3,000,000 shares of our common stock at a price of $0.10 per share by two lenders), and in further consideration of the lenders agreeing to invest further equity in our company in future should the need arise, Robbie Manis, our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, sole director, and a holder of approximately 65.2% of our issued and outstanding shares as of November 25, 2010, agreed to cancel 108,000,000 of his restricted shares of our common stock. The cancellation was effective as of November 26, 2010 and Mr. Manis holds approximately 21.1% of our issued and outstanding shares as of November 26, 2010.

Effective October 15, 2010, we entered into a consulting agreement with 1367826 Ontario Limited and Robbie Manis, pursuant to which 1367826 Ontario Limited is to provide certain consulting services as well as to make its president, Robbie Manis, available to perform the duties of Chief Executive Officer, Secretary and Treasurer of our company. In this capacity, Mr. Manis is expected to fulfill all senior officer duties as required by our company including sourcing and implementing new business opportunities, raising financing reasonably required from time to time by our company, coordinating all required accounting, reporting and disclosure and fulfilling any other needed administrative functions. As consideration for the performance of the consulting services under the agreement, we agreed to pay 1367826 Ontario Limited the sum of $5,000 per month for the duration of the agreement, exclusive of any applicable sales tax.The agreement is for an indefinite period unless terminated by either party with sixty days advance written notice to the other party.

Director Independence

Our board of directors consists of our sole director, Robbie Manis. Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements. Under NASDAQ Marketplace Rule 5605(a)(2), a director is not considered to be independent if he is also an executive officer or employee of the company. Because Mr. Manis is also our executive officer, we determined that we do not have an “independent director” as that term is defined by NASDAQ Marketplace Rule 5605(a)(2).

Legal Proceedings

We know of no material pending legal proceedings to which our company is a party or of which any of our property is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any director, officer or affiliate of our company, or any registered or beneficial stockholder of our company, or any associate of any such director, officer, affiliate, or stockholder is a party adverse to our company or has a material interest adverse to our company.

Market Price of and Dividends on Our Common Stock and Related Stockholder Matters

Market Information

Our shares of common stock are quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority, Inc. under the symbol “NATC”. Our CUSIP number is 63902J 105.There have been no trades of our shares of common stock made through the facilities of the OTC Bulletin Board during our fiscal years ended November 30, 2009 and 2008 and nine month period ended August 31, 2010.

On November 26, 2010, the closing price for our common stock as reported by the OTC Bulletin Board was $0.23 per share.

Transfer Agent

Our shares of common stock are issued in registered form. Island Stock Transfer, of St. Petersburg, Florida is our stock transfer agent. They can be contacted by telephone at 727-289-0010 and by facsimile at 727-289-0069.

Holders of Our Common Stock

As of November 26, 2010, there were approximately 57 stockholders of record holding 85,250,000 shares of our common stock.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings, if any, for use in our operations and the expansion of our business.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans in place.

Recent Sales of Unregistered Securities

We completed an offering of 6,000,000 pre-split shares (126,000,000 post-split shares) of our common stock at a price of $0.001 per pre-split share to our former directors Andrian Burenta (2,500,000 pre-split), Pavel Krykov (2,500,000 pre-split), and Inga Cebanu (1,000,000 pre-split) on August 4, 2009. The total amount received from this offering was $6,000. We issued the securities to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On November 17, 2010, we issued 3,000,000 shares of common stock of our company to two subscribers at a price of $0.10 per share for gross proceeds of $300,000. The proceeds were used to pay outstanding loans from the subscribers. We issued the securities to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. On November 17, 2010, as consideration for the conversion of debt to equity, and in further consideration of the subscribers agreeing to invest further equity in our company in future should the need arise, Robbie Manis, our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, sole director, and a holder of approximately 65.2% of our issued and outstanding shares as of November 25, 2010, agreed to cancel 108,000,000 of his restricted common shares. The cancellation was effective as of November 26, 2010 and Mr. Manis holds approximately 21.1% of our issued and outstanding shares as of November 26, 2010.

Description of Securities

 General

Our authorized capital stock consists of 500,000,000 shares of common stock, with a par value of $0.001 per share. As of November 26, 2010, there were 85,250,000 shares of our common stock issued and outstanding held by approximately 57 stockholders of record of our common stock. We are not authorized to issue any shares of preferred stock.

Voting Rights

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. When a quorum for the transaction of business is present at any meeting of our stockholders, action by our stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action and directors of our company are elected by a plurality of the votes cast at the election. According to our bylaws, a quorum is two persons present and being, or representing by proxy, our stockholders. Except as otherwise required by law, any action required to be taken at a meeting of our stockholders, or any other action which may be taken at a meeting of our stockholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by our stockholders representing a majority of the shares entitled to vote at such a meeting.

Our board of directors has the power to make, adopt, alter, amend and repeal our bylaws. As a result, our board of directors can change the quorum and voting requirements at a meeting of our stockholders, subject to the applicable laws.

Other Rights

Upon liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

  20% or more but less than 33 1/3%;

  33 1/3% or more but less than or equal to 50%; or

  more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

  has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

  does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of November 26, 2010, we had approximately 57 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

  representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Nevada Revised Statutes provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our bylaws provide that:

  our directors must cause our company to indemnify a director or former director of our company and our directors may cause our company to indemnify a director or former director of a corporation of which our company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of our company or a director of such corporation, including an action brought by us or another corporation. Each director of our company on being elected or appointed is deemed to have contracted with our company on the terms of the foregoing indemnity;

  our directors may cause our company to indemnify an officer, employee or agent of our company or of a corporation of which our company is or was a shareholder (notwithstanding that he is also a director of our company), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of our company or another corporation. In addition we must indemnify the Secretary or an Assistance Secretary of our company (if he is not a full time employee of our company and notwithstanding that he is also a director of our company), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Nevada corporate law, or our articles of incorporation and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with our company on the terms of the foregoing indemnity; and

  Our directors may cause our company to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of our company or as a director, officer, employee or agent of a corporation of which our company is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Financial Statements and Supplementary Data

Our audited financial statements for the year ended November 30, 2009 and the period from our inception on December 3, 2007 to November 30, 2008 are available in our registration statement on Form S-1/a filed with the Securities and Exchange Commission on February 18, 2010. Our unaudited financial statements for the nine month periods ended August 31, 2010 and 2009 are available in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on October 13, 2010.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our principal independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during our two most recent fiscal years or any subsequent interim period.

Item 3.02 Unregistered Sales of Equity Securities.

On November 26, 2010, we issued 200,000 shares of our common stock to Yale Resources Ltd. pursuant to the option agreement dated November 26, 2010 between our company and Yale Resources with respect to our Los Amoles Property. We issued these securities to one Non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.06 Changes in Shell Company Status.

Management has determined that, as of our entry into the option agreement dated November 26, 2010 with Yale Resources Ltd., our company has ceased to be a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Please refer to Item 1.01 and a section entitled “Business” of this current report on Form 8-K for a description of the option agreement and the business of our company following the entry into the option agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibits

No.	Description
3.1	Articles of Incorporation (incorporated by reference to an exhibit to our registration statement on Form S-1 filed on November 13, 2009)
3.2*	Certificate of Amendment
3.2	Bylaws (incorporated by reference to an exhibit to our registration statement on Form S-1 filed on November 13, 2009)
10.1	Loan Agreement dated October 1, 2010 with Troon Invetsments pty Ltd. (incorporated by reference to an exhibit to our current report on Form 8-K filed on October 5, 2010)
10.2	Loan Agreement dated October 13, 2010 with Graeme Renton (incorporated by reference to an exhibit to our current report on Form 8-K filed on October 14, 2010)
10.3	Consulting Agreement dated October 15, 2010 with 1367826 Ontario Limited and Robbie Manis (incorporated by reference to an exhibit to our current report on Form 8-K filed on October 14, 2010)
10.4	Form of Subscription Agreement (incorporated by reference to an exhibit to our current report on Form 8- K filed on November 19, 2010)
10.5*	Option Agreement dated November 26, 2010 with Yale Resources Ltd.

*filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S CALL BRANDS, INC.

Per:	/s/ Robbie Manis
Robbie Manis
President
November 26, 2010